UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________
FORM 8-K

 _______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – January 19, 2017
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COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)
 _______________________

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900
 _______________________
Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 19, 2017, the Board of Directors (the "Board") of Cooper-Standard Holdings Inc. (the "Company") amended and restated the Company's By-Laws (the "By-Laws") to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Pursuant to the new Section 3.4 of the By-Laws, under the new majority voting standard, a nominee for director shall be elected to the Board only upon the affirmative vote of a majority of the total votes cast, which means that the number of votes “for” a nominee exceeds 50 percent of the votes cast with respect to the election of that nominee with abstentions and broker non-votes, if applicable, not counted as a vote cast “for” or “against” that director’s election. As set forth in the new Section 3.5 of the By-Laws, directors will continue to be elected by plurality vote at any meeting of stockholders for which, as of the fourteenth (14th) day before the date the Company begins mailing its notice of the meeting, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), whether or not such election becomes an uncontested election after such date.

The new Section 3.6 of the By-Laws provides that, in order for any incumbent director to be nominated by the Board for further service, such person must submit or have submitted an irrevocable resignation, that will become effective if (i) that person does not receive a majority of the votes cast in an election that is not a Contested Election and (ii) the Board accepts that resignation. Within 90 days of receiving the certified vote pertaining to any election of directors by stockholders by majority voting in which an incumbent director failed to receive a majority of the votes cast, (i) the Governance Committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken and (ii) the Board shall consider the recommendation of the Governance Committee and shall act on the resignation of the unsuccessful incumbent. The Governance Committee in making its recommendation and the Board in making its determination may consider any factors they determine appropriate. Unless the Board makes a determination to reject the resignation of the incumbent director, the Board shall not elect or appoint any unsuccessful incumbent to the Board for at least one year after such annual meeting. If the Board accepts the resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy.

In addition, in connection with the By-Laws amendments, the Board, upon the recommendation of the Governance Committee, approved an amendment to the Company's Corporate Governance Guidelines to provide for director resignation and other procedures in the event a nominee fails to receive a majority of votes cast.

The foregoing description of the amendments to the Amended and Restated By-Laws is qualified in its entirety by reference to the text of Amendments of the Amended and Restated By-Laws, filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3.2	Amendments of the Amended and Restated By-Laws of Cooper-Standard Holdings Inc. dated January 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Aleksandra A. Miziolek
Name:	Aleksandra A. Miziolek
Title:	Senior Vice President, General Counsel and Secretary
Date: January 23, 2017

EXHIBIT INDEX

Exhibit
Number          Exhibit Description

3.2          Amendments of the Amended and Restated By-Laws of Cooper-Standard Holdings Inc. dated January 19, 2017.